UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported)  October 18, 2005

ARES CAPITAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	000-50697	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Third Avenue, 46th Floor, New York, NY 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy  the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure

The Registrant issued a press release today announcing that it has completed an underwritten public offering of 14,500,000 shares of the Company’s common stock at a price per share of $15.46 to the public, raising $224,170,000 in total proceeds, before underwriting discount.  A copy of the press release is filed herewith as Exhibit 99.1 and by this reference incorporated herein.

Item 8.01       Other Events.

As the Registrant noted in its prospectus related to the offering, earlier this year, as part of an industry sweep, the Fort Worth District Office of the Securities and Exchange Commission (the “District Office”) conducted a limited scope examination of the Registrant. As a result of this examination, by letter dated September 29, 2005, the District Office—while noting that the fees the Registrant has already paid to its investment adviser do not appear to exceed those allowable by law—raised issues regarding the clarity of its  investment advisory and management agreement and certain aspects of its method of calculation of the capital gains portion of the incentive fee contained in that agreement.

The District Office’s letter noted that the Chief Accountant’s Office of the Division of Investment Management has interpreted the language in Section 205(b)(3)(A) of the Investment Advisers Act of 1940 to generally allow two basic methodologies for calculating the capital gains portion of the incentive fee. The first, called the ‘‘period-to-period’’ method, bases the capital gains fee on realized capital gains net realized capital losses over a specified period (e.g., one year) reduced by the amount of unrealized depreciation over the same period. Under the period-to-period method, the calculation of unrealized depreciation of each portfolio security over the period must be based upon the market value at the end of the period compared to the market value at the beginning of the period.  The second, called the ‘‘cumulative’’ method, bases the capital gains fee on the cumulative net realized capital gains less unrealized depreciation as of the date of the calculation, less the amount of fees paid to the adviser to date. Under the cumulative method, the calculation of unrealized depreciation of each portfolio security must be based upon the market value of each security as of the date of such calculation compared to its adjusted cost.

The Registrant believes that it intended to use the cumulative method to calculate the capital gains portion of the incentive fee. However, the District Office has raised issues regarding the clarity of its investment advisory and management agreement. In response the Registrant’s investment adviser has agreed that in calculating payments of the capital gains portion of the incentive fee the Registrant will use the calculation that results in the lowest incentive fee payment to the investment adviser until the Registrant’s next stockholder meeting, where the Registrant will seek the vote of its stockholders to clarify or amend and restate its investment advisory and management agreement to make its method of calculation clear. As a result, the Company may pay its investment adviser less under the investment advisory and management agreement than it would have if the Registrant calculated using only one method. The Registrant does not expect that the resolution of this inquiry will result in a material adverse effect on it or its stockholders.

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Item 9.01       Financial Statements and Exhibits.

(c)                           Exhibits:

Exhibit Number	Description

99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: October 18, 2005

	By:	/s/ Daniel F. Nguyen
Name: Daniel F. Nguyen
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release